EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Timberline Receives Extension from NYSE MKT

Coeur d’Alene, Idaho – February 20, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that the NYSE MKT LLC (the “Exchange”) has granted Timberline’s request for a two week extension to submit a plan of compliance (the “Plan”) to the Exchange.  Based in part on the Company’s progress to date on numerous alternatives, the previous deadline of February 20, 2014 has been extended to March 6, 2014.

As reported on February 8, 2014, the Company received notice from the Exchange that the Company is not in compliance with one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”).  In order to maintain its listing on the Exchange, the Company must submit a plan of compliance (the “Plan”) by March 6, 2014 addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 31, 2014.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline’s leadership has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s intention to submit a Plan to the Exchange, the management’s expectation that the submitted Plan will be accepted by the Exchange, potential future financing transactions, prospective income from the Butte Highlands Project and the uses of such income, if any and the Company’s ability to raise enough to continue as a going concern. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the Company and RockStar not being able to reach agreement on a mutually beneficial transaction, risks related to the Company not being able to obtain alternative financing, risks related to RockStar not being able to fund the exclusivity fee, risks related to potential future transactions, risks related to the Company continuing as a going concern , and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

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